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                                                                   Exhibit 10.20

Directed Executive Compensation Plan                                   Anthem(R)

The 2001 DEC Plan

The Directed Executive Compensation Plan (DEC) is an executive perquisite plan that allows Anthem executives the maximum flexibility in tailoring to their specific needs. This plan offers executives cash credits for such items as automobile expenses, airline travel clubs or luncheon clubs. In addition, the Plan offers core credits to be used for estate planning, financial counseling, retirement planning and tax and legal services.

This plan does not impact the benefits you receive in the Flexible Benefits Program (i.e., medical, dental, etc.), Cash Balance Pension Plan, 401(k) Savings Plan or any other plan.

Effective Date of the Plan

Calendar year Plan beginning January 1, 2001 ending December 31, 2001.

Participation

Participants are selected for each plan year based on their level in the organization. In general, participants primarily include Anthem, Inc. officers, Business Unit officers, and other executives at comparable levels in the organization.

How the Plan Works

 .     Core and cash credits are based upon your level in the organization and are awarded at the beginning of the plan year. Core credits must be used for "listed executive benefits."

 .     Cash credits are paid in your first paycheck each month. This cash may be used for increased coverage in core benefits, automobile expenses, or any other benefit needs.

Core Credits

 .     All participants receive core credits that may only be used for:

                         Financial / retirement planning

                                 Estate planning

                             Tax return preparation

                                 Legal services

      Tax, legal and financial investment magazine subscriptions & software
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Core Credits (continued)

 .     Vendors providing core executive benefit services may bill Anthem directly
      (up to your annual core benefit credit limit) or you may pay the vendor(s) yourself and submit expenses for reimbursement to Anthem Executive
      Benefits in Anthem, Inc. Human Resources.

 .     All expenses for reimbursement must be submitted within 60 days of the end of a plan year.

 .     Anthem Inc. Human Resources will notify you of the benefits paid on your behalf and will deduct the required taxes from your next paycheck.

Cash Credits

 .     All participants receive some level of cash credits that are paid in equal monthly installments in the first paycheck of each month.

 .     Cash credits may be used for your choice of benefits. Examples of benefits you may wish to purchase with your cash credits are:

                           Automobile-related benefits

                                  Airline clubs

                              First class upgrades

              Increased coverage of core executive benefit service

                         Savings or retirement accounts

                             Expanded life insurance

                        Supplemental long-term disability

Termination of Employment

 .     For Approved Retirement, DEC core credits may be used through the end of the current DEC year.

 .     For termination other than Approved Retirement, participation in the core credits will end upon termination.

 .     DEC participants added to a plan cycle mid-year would receive a prorated amount of core credits.

 .     All expenses for reimbursement must be submitted within 60 days of termination date.

Additional Information

 .     All unused core credits earned in the 1997/98, 1998 Transition Period and
      1999 plan year were forfeited.

 .     Per the Anthem expense reimbursement policy, mileage will be reimbursed at the IRS limit for business-related trips with round-trip mileage exceeding 100 miles. Mileage between your residence and office is not reimbursable.

 This brochure outlines the benefits of Anthem's Directed Executive Compensation
    Plan. For additional information, contact Cheryl Hawkins at 317-488-6416.